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                                                                     Exhibit 4.1


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                                 AMENDED AND RESTATED

                                   TRUST AGREEMENT


                                       between


                             MMCA AUTO RECEIVABLES, INC.,

                                    as Depositor,


                                         and

                              WILMINGTON TRUST COMPANY,

                                   as Owner Trustee




                             Dated as of October 1, 1997





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                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                      ARTICLE I
                                     DEFINITIONS

SECTION 1.1.    Capitalized Terms...........................................  1
SECTION 1.2.    Other Definitional Provisions...............................  5

                                      ARTICLE II
                              ORGANIZATION OF THE TRUST

SECTION 2.1.    Name........................................................  7
SECTION 2.2.    Office......................................................  7
SECTION 2.3.    Purposes and Powers.........................................  7
SECTION 2.4.    Appointment of Owner Trustee. ..............................  8
SECTION 2.5.    Initial Capital Contribution of Owner Trust
                Estate..........  8
SECTION 2.6.    Declaration of Trust........................................  8
SECTION 2.7.    Liability of the Depositor..................................  9
SECTION 2.8.    Title to Trust Property..................................... 10
SECTION 2.9.    Situs of Trust.............................................. 10
SECTION 2.10.   Representations and Warranties of the
                Depositor............. 10
SECTION 2.11.   Federal Income Tax Allocations.............................. 12

                                     ARTICLE III
                     TRUST CERTIFICATES AND TRANSFER OF INTERESTS

SECTION 3.1.    Initial Ownership........................................... 15
SECTION 3.2.    The Certificates and Final Payment
                Certificate.............. 15
SECTION 3.3.    Authentication of Certificates
                and Final Payment Certificate............................... 16
SECTION 3.4.    Registration of Certificates and
                Final Payment Certificate; Transfer
                and Exchange of Certificates................................ 17
SECTION 3.5.    Mutilated, Destroyed, Lost or
                Stolen Certificates or Final

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                Payment Certificate......................................... 23
SECTION 3.6.    Persons Deemed Owners of Certificates....................... 24
SECTION 3.7.    Access to List of
                Certificateholders' and Final
                Payment Certificateholder's
                Names and Addresses......................................... 24
SECTION 3.8.    Maintenance of Office or Agency............................. 25
SECTION 3.9.    Appointment of Paying Agent................................. 25
SECTION 3.10.   Ownership by Depositor of
                Certificates and Final
                Payment Certificate......................................... 26

                                      ARTICLE IV
                               ACTIONS BY OWNER TRUSTEE

SECTION 4.1.    Prior Notice to Certificateholders
                with Respect to Certain Matters............................. 28
SECTION 4.2.    Action by Certificateholders
                with Respect to Certain Matters............................. 29
SECTION 4.3.    Action by Certificateholders
                with Respect to Bankruptcy.................................. 29
SECTION 4.4.    Restrictions on
                Certificateholders' Power................................... 29
SECTION 4.5.    Majority Control............................................ 29

                                      ARTICLE V
                      APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

SECTION 5.1.    Establishment of Certificate
                Distribution Trust Account.................................. 31
SECTION 5.2.    Application of Trust Funds.................................. 31
SECTION 5.3.    Method of Payment........................................... 33
SECTION 5.4.    No Segregation of Monies;
                No Interest................................................. 33
SECTION 5.5.    Accounting and Reports to the
                Noteholders, Certificateholders,
                Final Payment Certificateholders,
                the Internal Revenue

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                Service and Others.......................................... 33
SECTION 5.6.    Signature on Returns;
                Tax Matters Partner......................................... 34

                                      ARTICLE VI
                        AUTHORITY AND DUTIES OF OWNER TRUSTEE

SECTION 6.1.    General Authority........................................... 35
SECTION 6.2.    General Duties.............................................. 35
SECTION 6.3.    Action upon Instruction..................................... 36
SECTION 6.4.    No Duties Except as Specified
                in this Agreement or in Instructions........................ 37
SECTION 6.5.    No Action Except Under
                Specified Documents or Instructions......................... 38
SECTION 6.6.    Restrictions................................................ 38

                                     ARTICLE VII
                             REGARDING THE OWNER TRUSTEE

SECTION 7.1.    Acceptance of Trusts and Duties............................. 39
SECTION 7.2.    Furnishing of Documents..................................... 41
SECTION 7.3.    Representations and Warranties.............................. 41
SECTION 7.4.    Reliance; Advice of Counsel................................. 41
SECTION 7.5.    Not Acting in Individual Capacity........................... 42
SECTION 7.6.    Owner Trustee Not Liable for
                Certificates, Final Payment
                Certificate or Receivables  ................................ 43
SECTION 7.7.    Owner Trustee May Own
                Certificates and Notes...................................... 43
SECTION 7.8.    Pennsylvania Motor Vehicle
                Sales Finance Act Licenses.................................. 44

                                     ARTICLE VIII
                            COMPENSATION OF OWNER TRUSTEE

SECTION 8.1.    Owner Trustee's Fees and Expenses........................... 45
SECTION 8.2.    Indemnification............................................. 45
SECTION 8.3.    Payments to the Owner Trustee............................... 46

                                      ARTICLE IX
                                     TERMINATION

SECTION 9.1.    Termination of Trust Agreement.............................. 47
SECTION 9.2.    Dissolution upon Bankruptcy
                of the Depositor............................................ 49
SECTION 9.3.    Prepayment of the Certificates
                and Final Payment Certificate............................... 50

                                      ARTICLE X
                               SUCCESSOR OWNER TRUSTEES
                            AND ADDITIONAL OWNER TRUSTEES

SECTION 10.1.   Eligibility Requirements
                for Owner Trustee........................................... 52
SECTION 10.2.   Resignation or Removal
                of Owner Trustee............................................ 52
SECTION 10.3.   Successor Owner Trustee..................................... 53
SECTION 10.4.   Merger or Consolidation
                of Owner Trustee............................................ 54
SECTION 10.5.   Appointment of Co-Trustee
                or Separate Trustee......................................... 54

                                      ARTICLE XI
                                    MISCELLANEOUS

SECTION 11.1.   Supplements and Amendments.................................. 57
SECTION 11.2.   No Legal Title to Owner Trust
                Estate in Certificateholders and
                Final Payment Certificateholder............................. 59
SECTION 11.3.   Limitation on Rights of Others.............................. 59
SECTION 11.4.   Notices..................................................... 59
SECTION 11.5.   Severability................................................ 60
SECTION 11.6.   Separate Counterparts....................................... 60
SECTION 11.7.   Successors and Assigns...................................... 60
SECTION 11.8.   Covenants of the Depositor.................................. 61
SECTION 11.9.   No Petition................................................. 61

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SECTION 11.10.  No Recourse................................................. 62
SECTION 11.11.  Headings.................................................... 62
SECTION 11.12.  Governing Law............................................... 62
SECTION 11.13.  Maintenance of Net Worth.................................... 62

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                                       EXHIBITS

EXHIBIT A       Form of Certificate
EXHIBIT B       Form of Certificate Issued to
                  the Depositor
EXHIBIT C       Form of Final Payment Certificate
EXHIBIT D       Form of Certificate of Trust
EXHIBIT E       Form of Rule 144A Transferor
                  Certificate
EXHIBIT F       Form of Investment Letter
                  Qualified Institutional Buyer
EXHIBIT G       Form of Investment Letter
                  Institutional Accredited Investor

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

          AMENDED AND RESTATED TRUST AGREEMENT, dated as of October 1, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, this "AGREEMENT"), between MMCA AUTO RECEIVABLES, INC., a Delaware corporation, as depositor (the "DEPOSITOR"), having its principal executive office at 6363 Katella Avenue, Cypress, California 90630-5205; and WILMINGTON TRUST COMPANY, a Delaware trust company, not in its individual capacity but solely as trustee under this agreement (in such capacity, together with any successor or permitted assign, the "OWNER TRUSTEE"), having its principal corporate trust office at 1100 North Market Street, Wilmington, Delaware 19890.

          WHEREAS, the parties hereto intend to amend and restate that certain Trust Agreement, dated as of _______, 1997, between the Depositor and the Owner Trustee, on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Depositor and the Owner Trustee hereby agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

          SECTION 1 CAPITALIZED TERMS. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

          "AGREEMENT" shall have the meaning specified in the recitals hereto.

          "BASIC DOCUMENTS" shall mean this Agreement, the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Yield Supplement Agreement, the Note Depository Agreement, the Administration Agreement and the other documents and certificates delivered in connection therewith.

          "BUSINESS TRUST STATUTE" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 DEL. CODE Section 3801 ET SEQ., as the same may be amended, supplemented or otherwise modified and in effect from time to time.


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          "CERTIFICATE" shall mean a physical certificate evidencing the beneficial interest of a Certificateholder in the property of the Trust, substantially in the form of Exhibit A or Exhibit B attached hereto, as applicable. Such certificate shall entitle the Holder thereof to distributions pursuant to this Agreement from collections and other proceeds in respect of the Owner Trust Estate; PROVIDED, HOWEVER, that the Owner Trust Estate has been pledged to the Indenture Trustee to secure payment of the Notes and that the rights of Certificateholders to receive distributions on the Certificates are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

          "CERTIFICATE DISTRIBUTION ACCOUNT" shall have the meaning assigned to such term in Section 5.1.

          "CERTIFICATE OF TRUST" shall mean the Certificate of Trust in the form of Exhibit D filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

          "CERTIFICATE REGISTER" and "CERTIFICATE REGISTRAR" shall mean the register mentioned and the registrar appointed pursuant to Section 3.4.

          "CERTIFICATEHOLDER" shall mean a Holder of a Certificate.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder.

          "CORPORATE TRUST OFFICE" shall mean, with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee located at 1100 North Market Street, Wilmington, Delaware 19890; or at such other address as the Owner Trustee may designate by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholders and the Company).

          "DEPOSITOR" shall mean MMCA Auto Receivables, Inc., a Delaware corporation.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

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          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "EXPENSES" SHALL HAVE THE MEANING ASSIGNED TO SUCH TERM IN SECTION
8.2.

          "HOLDER" shall mean a Person in whose name a Certificate or the Final Payment Certificate, as the case may be, is registered in the Certificate Register.

          "INDEMNIFIED PARTIES" shall have the meaning assigned to such term in
Section 8.2.

          "INDENTURE" shall mean the Indenture, dated as of October 1, 1997, between the Trust and Bank of Tokyo - Mitsubishi Trust Company, a New York banking corporation, as indenture trustee, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

          "INITIAL CERTIFICATE BALANCE" shall mean $_______.

          "MMCA" shall mean Mitsubishi Motors Credit of America, Inc., a Delaware corporation, and its successors and assigns.

          "OWNER TRUST ESTATE" shall mean all right, title and interest of the Trust in, to and under the property and rights assigned to the Trust pursuant to
Article II of the Sale and Servicing Agreement.

          "OWNER TRUSTEE" shall mean Wilmington Trust Company, a Delaware trust company, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

          "PAYING AGENT" shall mean any paying agent or co-paying agent appointed pursuant to Section 3.9 and shall initially be Wilmington Trust Company.

          "PREPAYMENT DATE" shall mean the Payment Date specified by the Servicer pursuant to Section 9.3(a).

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          "PREPAYMENT PRICE" means, (i) with respect to the Certificates, an amount equal to the Certificate Balance.

          "RECORD DATE" shall mean, with respect to any Payment Date, the close of business on the fourteenth day of the calendar month in which such Payment Date occurs.

          "RULE 144A" shall have the meaning assigned to such term in Section 3.4(c).

          "RULE 144A INFORMATION" shall have the meaning assigned to such term in Section 3.4(d).

          "SALE AND SERVICING AGREEMENT" shall mean the Sale and Servicing Agreement, dated as of October 1, 1997, by and among the Trust, the Depositor, as seller, and MMCA, as servicer, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

          "SECRETARY OF STATE" shall mean the Secretary of State of the State of Delaware.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "TRANSFER" shall have the meaning assigned to such term in Section
3.2.

          "TREASURY REGULATIONS" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

          "TRUST" shall mean the trust established by this Agreement.

          "VOID TRANSFER" shall have the meaning assigned to such term in
Section 3.2.

          SECTION 2  OTHER DEFINITIONAL PROVISIONS.

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          (a) Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

          (b) All terms in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          (c) As used in this Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

          (d) The words "hereof", "herein", "hereunder", and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

          (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

          (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                      ARTICLE II

                              ORGANIZATION OF THE TRUST

          SECTION 1 NAME. The Trust created hereby shall be known as "MMCA Auto Owner Trust 1997-1", in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

          SECTION 2 OFFICE. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

          SECTION 3 PURPOSES AND POWERS. (a) The purpose of the Trust is, and the Trust shall have the power and authority, to engage solely in the following activities:

          (i) to issue the Notes pursuant to the Indenture, and the Certificates pursuant to this Agreement, and to sell the Notes, the Certificates and the Final Payment Certificate upon the written order of the Depositor;

          (ii) with the proceeds of the sale of the Notes to fund the Reserve Account and the Yield Supplement Account, to pay the organizational, start-up and transactional expenses of the Trust, and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

          (iii) to pay interest on and principal of the Notes and distributions on the Certificates and, to the extent permitted by the Sale and Servicing Agreement.

          (iv) to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate (other than the Certificate Distribution Account and the proceeds thereof) to the Indenture Trustee pursuant to the Indenture;

          (v) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

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          (vi) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (vii) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Noteholders, the Certificateholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

          SECTION 4 APPOINTMENT OF OWNER TRUSTEE. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

          SECTION 5 INITIAL CAPITAL CONTRIBUTION OF OWNER TRUST ESTATE. As of September __, 1997, the Depositor sold, assigned, transferred, conveyed and set over to the Owner Trustee the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of such date, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

          SECTION 6 DECLARATION OF TRUST. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that (i) the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust and (ii) solely for income and franchise tax purposes, the Trust shall be treated (a) if it has a single beneficial owner, as a non-entity and if if has more than one beneficial owner, as a partnership, with the assets of the partnership being the Receivables and other assets held by the Trust, the partners of the partnership being the Certificateholders and the Notes constituting indebtedness of the partnership. The parties agree that, unless otherwise required by the appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust either as a nonentity or as a partnership for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Owner Trustee has filed the Certificate of Trust with the Secretary of State of Delaware.

          SECTION 7 LIABILITY OF THE DEPOSITOR. (a) Notwithstanding Section 3803 of the Business Trust Statute, the Depositor shall be liable directly to, and will indemnify each injured party for, all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that the Depositor would be liable if the Trust or the arrangement between the Depositor, on the one hand, and the Trust, on the other hand, were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner (to the extent that, if the assets of the Owner Trust Estate at the time the demand for payment for such loss, claim, damage, liability or expense is made were used to pay in full all outstanding Notes, the assets of the Owner Trust Estate that would remain after the Notes were paid in full would be insufficient to pay any such losses, claims, damages or liabilities); PROVIDED, HOWEVER, that the Depositor shall not be liable to or indemnify Noteholders for any losses incurred by Noteholders in their capacity as holders of limited recourse debt secured by the Owner Trust Estate or be liable to or indemnify Certificateholders for any losses incurred by the Certificateholders if such losses would nevertheless have been incurred if the Certificates were limited recourse debt secured by the Owner Trust Estate. In addition, any third-party creditors of the Trust, or the arrangement between the Depositor, on the one hand, and the Trust, on the other hand (other than in connection with the obligations described in the preceding sentence for which the Depositor shall not be liable) shall be deemed third-party beneficiaries of this paragraph. The obligations of the Depositor under this paragraph shall be evidenced by the Certificates described in Section 3.10, which, for purposes of the Business Trust Statute, shall be deemed to be a separate class of Certificates from all other classes of Certificates issued by the Trust.

          (b) No Certificateholder other than the Depositor to the extent set forth in paragraph (a) of this Section 2.7 shall have any personal liability for any liability or obligation of the Trust.

          SECTION 8 TITLE TO TRUST PROPERTY. Legal title to the entirety of the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

          SECTION 9 SITUS OF TRUST. The Trust shall be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any state other than the State of Delaware; PROVIDED, HOWEVER, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in the State of Delaware.

          SECTION 10 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor hereby represents and warrants to the Owner Trustee that:

          (a) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

          (b) The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

          (c) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms, and the Depositor has full power and authority to sell and assign the property to be sold and assigned to, and deposited with, the Trust, and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

          (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

          (e) There are no proceedings or investigations pending or, to the Depositor's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes, the Certificates (ii) seeking to prevent the issuance of the Notes, the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or (iv) which might adversely affect the Federal income tax attributes, or Applicable Tax State franchise or income tax attributes, of the Notes, the Certificates.

          (f) The representations and warranties of the Depositor in Section 3.1 of the Purchase Agreement are true and correct.

          SECTION 11 FEDERAL INCOME TAX MATTERS. The Certificateholders acknowledge that it is their intent and that they understand it is the intent of the Depositor, and the Servicer that, for purposes of Federal income, state and local income and franchise tax and any other income taxes, the Trust will be treated either as a "nonentity" under Treas. Reg. Section 301.7701-3 or as a partnership, and the

Certificateholders (including the Depositor) will be treated as partners in that partnership. The Depositor and the other Certificateholders by acceptance of a Certificate agree to such treatment and agree to take no action inconsistent with such treatment. For Federal, state and all other income tax purposes each month:

          (a) amounts paid to any Certificateholder pursuant to Section 5.2(a)(i) shall be treated as a guaranteed payment within the meaning of
     Section 707(c) of the Code;

          (b) to the extent the characterization provided for in paragraph (a) of this Section 2.11 is not respected, gross ordinary income of the Trust for such month as determined for Federal income tax purposes shall be allocated among the Certificateholders as of the first Record Date following the end of such month, in proportion to their ownership of the aggregate Certificate Balance on such date, in an amount up to the sum of
     (i) the Certificateholders' Monthly Accrued Certificate Interest for such month, (ii) thirty (30) days' interest on the excess, if any, of the Accrued Certificate Interest for the preceding Payment Date over the amount in respect of interest that is actually deposited in the Certificate Distribution Account on such preceding Payment Date, to the extent permitted by law, at the Certificate Rate, (iii) the portion of the market discount on the Receivables accrued during such month that is allocable to the excess, if any, of the aggregate Initial Certificate Balance of the Certificates over their initial aggregate issue price and (iv) any amount expected to be distributed to the Certificateholders pursuant to Section 4.6(c) of the Sale and Servicing Agreement (to the extent not previously allocated pursuant to this clause) to the extent necessary to reverse any net loss previously allocated to Certificateholders (to the extent not previously reversed pursuant to this clause (iv));

          (c) thereafter all remaining net income of the Trust for such month as determined for Federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof) shall be allocated to the Depositor, to the extent thereof; and

          (d) any other provision of this Agreement to the contrary notwithstanding, the Depositor shall be allocated no less than 2% of each item of income, gain, credit, loss and deduction (which allocation shall be made only to the extent the other allocations of this Section 2.11 are insufficient to provide for such 2% allocation for such month).


If the gross ordinary income of the Trust for any month is insufficient for the allocations described in paragraph (b) above, subsequent gross ordinary income shall first be allocated to make up such shortfall before any allocation pursuant to paragraph (c) above. Net losses of the Trust, if any, for any month as determined for Federal income tax purposes (and each item of income, gain, credit, loss or deduction entering into the computation thereof) shall be allocated to the Depositor to the extent the Depositor, in its capacity as Depositor and Certificateholder, is reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated among the Certificateholders as of the first Record Date following the end of such month in proportion to their ownership of the aggregate Certificate Balance on such Record Date. The Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Depositor, the Certificateholders or as otherwise required by the Code.

                                     ARTICLE III

                     TRUST CERTIFICATES AND TRANSFER OF INTERESTS

          SECTION 1 INITIAL OWNERSHIP. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Certificates , the Depositor shall be the sole beneficiary of the Trust.

          SECTION 2 THE CERTIFICATES. The Certificates shall be issued in one or more registered, definitive, physical certificates, in the form set forth in Exhibit A, in minimum denominations of at least $1,000,000 and multiples of $1,000 in excess thereof; [PROVIDED, HOWEVER, that Certificates may be issued to the Depositor pursuant to Section 3.10(i) in such denominations as to represent
at least 2% of the Initial Certificate Balance.]   Except for the transfer of
the Certificates to the Depositor and MMCA pursuant to Section 3.10(i), no Certificate may be sold, transferred, assigned, participated, pledged, or otherwise disposed of (any such act, a "Transfer") to any Person except in accordance with the provisions of Section 3.4, and any attempted Transfer in violation of this section or Section 3.4 shall be null and void (each, a "VOID TRANSFER"). Neither the Certificates issued to the Depositor pursuant to
Section 3.10(i) or any beneficial interest therein may be Transferred to any Person, and any attempted Transfer shall be null and void. Notwithstanding the foregoing, following the delivery to the Owner Trustee of an Opinion of Counsel to the effect that the elimination of restrictions on transfer will not cause the Trust to be taxable as a corporation for federal income tax purposes or for purposes of the tax laws of any Applicable Tax State, this Agreement may be amended to modify or delete transfer restrictions in accordance with such Opinion of Counsel.

          The Certificates may be in printed or typewritten form and shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

          If Transfer of the Certificates is permitted pursuant to this Section
3.2 and Section 3.4, a transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to Section 3.4.

          SECTION 3 AUTHENTICATION OF CERTIFICATES. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificates, in an aggregate principal amount equal to the Initial Certificate Balance, to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any executive vice president, any vice president, its secretary or its treasurer, without further corporate action by the Depositor, in authorized denominations. No Certificate shall entitle its Holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the forms set forth in Exhibit A, Exhibit B and Exhibit C attached hereto executed by the Owner Trustee or Wilmington Trust Company, as the Owner Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          SECTION 4 REGISTRATION OF CERTIFICATES; TRANSFER AND EXCHANGE OF CERTIFICATES. (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Wilmington Trust Company shall be the initial Certificate Registrar. No Transfer of a Certificate shall be recognized except upon registration of such Transfer in the Certificate Register.

          (b)No Certificateholder shall Transfer any Certificate initially held by it unless such transfer is made pursuant to an effective registration statement or otherwise in accordance with the requirements under the Securities Act of 1933, as amended (the "1933 ACT"), and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer is to be made in reliance upon an exemption from the 1933 Act, and under the applicable state securities laws, (i) the

Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Certificate Registrar, the Depositor or the Trustee, and (ii) the Certificate Registrar shall require the transferee to execute a certification acceptable to and in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer.

          (c) No Transfer of any Certificate shall be permitted, recognized or recorded unless the Depositor has consented in writing to such Transfer, which consent may be withheld in the sole discretion of the Depositor, PROVIDED, HOWEVER, that no such consent of the Depositor shall be required where the proposed transferee is, and at the time of the Transfer will be, a Certificateholder. Each Certificate (other than the Certificate issued to the Depositor pursuant to Section 3.10(i)) shall bear a legend to the following effect unless determined otherwise by the Administrator (as certified to the Certificate Registrar in an Officer's Certificate) consistent with applicable law:

          "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES FOR THE BENEFIT OF THE TRUST AND THE DEPOSITOR THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN A DENOMINATION OF AT LEAST $1,000,000, ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, SUBJECT TO (A) THE RECEIPT BY THE TRUST AND THE CERTIFICATE REGISTRAR OF A CERTIFICATE SUBSTANTIALLY IN THE FORM ATTACHED AS EXHIBIT E TO THE TRUST AGREEMENT AND (B)

THE RECEIPT BY THE TRUST AND THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM ATTACHED AS EXHIBIT F TO THE TRUST AGREEMENT, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), SUBJECT TO THE RECEIPT BY THE TRUST, AND THE CERTIFICATE REGISTRAR OF SUCH EVIDENCE ACCEPTABLE TO THE TRUST THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE TRUST AGREEMENT AND THE SECURITIES ACT AND OTHER APPLICABLE LAWS, (3) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a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

          As a condition to the registration of any Transfer of a Certificate, the prospective transferee of such a Certificate shall represent to the Owner Trustee and the Certificate Registrar the following:

          (i) It has neither acquired nor will it Transfer any Certificate it purchases (or any interest therein) or cause any such Certificates (or any interest therein) to be marketed on or through an "established securities market" within the meaning of section 7704(b)(1) of the Code, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

          (ii) It either (A) is not, and will not become, a partnership, Subchapter S corporation, or grantor trust for U.S. Federal income tax purposes, or (B) is such an entity, but none of the direct or indirect beneficial owners of any of the interests in such transferee have allowed or caused, or will allow or cause, 80% or more (or such other percentage as the Depositor may establish prior to the time of such proposed Transfer) of the value of such interests to be attributable to such transferee's ownership of Certificates.

          (iii) It understands that no subsequent Transfer of the Certificates is permitted unless (A) such Transfer is of a Certificate with a denomination of at least $1,000,000 and (B) the Depositor consents in writing (which consent may be withheld for any reason or for no reason) to the proposed Transfer; PROVIDED, HOWEVER, that no such consent shall be required where the proposed transferee is, and at the time of the Transfer will be, a Holder of a Certificate.

          (iv) It understands that the opinion of tax counsel that the Trust is not a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the representations in paragraphs (i), (ii) and
     (iii) above.

          (v) If it is acquiring any Certificates as a fiduciary or agent for one or more investor accounts, it has sole investment discretion with respect to each such account and it has full power to make the acknowledgements, representations and agreements contained herein on behalf of each such account.

          (vi) It is not (A) an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, (B) a plan described in
     Section 4975(e)(1) of the Code, (C) a governmental plan, as defined in
     Section 3(32) of ERISA, subject to any Federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (D) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101) or
     (E) a person investing "plan assets" of any such plan (excluding, for purposes of this clause (E), any entity registered under the Investment Company Act of 1940, as amended).

          (vii) It is a Person who is either (A) (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (3) a Person not described in (1) or (2) whose ownership of the Certificates is effectively connected with such Person's conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Depositor and the Owner Trustee an IRS Form 4224 (and such other certifications, representations or opinions of counsel as may be requested by the Depositor or the Owner Trustee) or (B) an estate or trust the income of which is includible in gross income for United States Federal income tax purposes, regardless of source.

          (viii) It understands that any purported Transfer of any Certificate (or any interest therein) in contravention of any of the restrictions and conditions (including any violation of the representation in paragraph (ii) above by an investor who continues to hold such Certificates occurring any time after the Transfer in which it acquired such Certificates) in this
     Section 3.4 shall be a Void Transfer, and the purported transferee in a Void Transfer shall not be recognized by the Trust or any other Person as a Certificateholder for any purpose.

          (ix) It agrees that if it determines to Transfer any of the Certificates it will cause its proposed transferee to provide to the Trust and the Certificate Registrar a letter substantially in the form of Exhibit F or G hereof, as applicable, or such other written statement as the Depositor shall prescribe.

          (d) By acceptance of any Certificate, the Certificateholder thereof specifically agrees with and represents to the Depositor, the Certificate Registrar and the Trust that no Transfer of such Certificate shall be made unless the registration requirements of the Securities Act and any applicable state securities laws are complied with, or such Transfer is exempt from the registration requirements under the Securities Act because the Transfer satisfies one of the following:

               (i) such Transfer is in compliance with Rule 144A under the Securities Act ("RULE 144A"), to a transferee who the transferor reasonably believes is a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that such transfer is being made in reliance upon Rule 144A under the Securities Act and (x) the transferor executes and delivers to the Trust and the Certificate Registrar a Rule 144A transferor certificate substantially in the form attached as Exhibit E and (y) the transferee executes and delivers to the Trust and the Certificate Registrar an investment letter substantially in the form attached as Exhibit F.

               (ii) after the appropriate holding period, such Transfer is pursuant to an exemption from registration under the Securities Act provided by Rule 144 under the Securities Act and the transferee, if requested by the Trust or the Certificate Registrar, delivers an Opinion of Counsel in form and substance satisfactory to the Trust and the Depositor; and

               (iii) such Transfer is to an institutional accredited investor as defined in rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act in a transaction exempt from the registration requirements of the Securities Act, such Transfer is in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, and such investor executes and delivers to the Trust and the Certificate Registrar an investment letter substantially in the form attached as Exhibit G.

          (e) The Trust shall make available to the prospective transferor and transferee information requested to satisfy the requirements of paragraph (d)(4) of

Rule 144A (the "RULE 144A INFORMATION"). The Rule 144A Information shall include any or all of the following items requested by the prospective transferee:


               (i)  each statement delivered to Certificateholders pursuant to
          Section 4.9 of the Sale and Servicing Agreement on each Payment Date preceding such request; and

               (ii) such other information as is reasonably available to the Owner Trustee in order to comply with requests for information pursuant to Rule 144A under the Securities Act.

          None of the Depositor, the Certificate Registrar or the Trust is under an obligation to register any Certificate under the Securities Act or any other securities law.

          (f) Upon surrender for registration of Transfer of any Certificate at the office or agency maintained pursuant to Section 3.8 and upon compliance with any provisions of this Agreement relating to such Transfer, the Owner Trustee shall execute, authenticate and deliver (or shall cause Wilmington Trust Company, as its authenticating agent, to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent.

          Subject to Sections 3.4(b) and 3.4(c), at the option of a Certificateholder, Certificates (other than the Certificates issued to the Depositor pursuant to Section 3.10(i)) may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to
Section 3.8.

          Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form 4224 or W-9 in form satisfactory to the Owner Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate surrendered for registration of Transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

          No service charge shall be made for any registration of Transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates.

          (g) The provisions of this Section 3.4 and of this Agreement generally are intended to prevent the Trust from being characterized as a "publicly traded partnership" within the meaning of Section 7704 of the Code, in reliance on Treas. Reg. Sections 1.7704-1(e) and (h), and the Depositor shall take such intent into account in determining whether or not to consent to any proposed Transfer of any Certificate.

          The preceding provisions of this Section 3.4 notwithstanding, the Owner Trustee shall not make and the Certificate Registrar shall not register any Transfer or exchange of Certificates for a period of fifteen (15) days preceding the due date for any payment with respect to the Certificates.

          SECTION 5 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice that such Certificate shall have been acquired by a BONA FIDE purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or Wilmington Trust Company, as the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for, or in lieu of, any such mutilated, destroyed, lost or stolen Certificate, as the case may be, a new Certificate , as the case may be, of like tenor and denomination. In connection with the issuance of any new Certificate under this Section 3.5, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.5 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 6 PERSONS DEEMED OWNERS OF CERTIFICATES. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any Paying Agent may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 5.2 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

          SECTION 7 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Depositor, or to the Indenture Trustee, within fifteen (15) days after receipt by the Owner Trustee of a written request therefor from the Servicer or the Depositor, or the Indenture Trustee, as the case may be, a list, in such form as the requesting party may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Holders of Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

          SECTION 8 MAINTENANCE OF OFFICE OR AGENCY. The Owner Trustee shall maintain in The Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of Transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates, and the Basic Documents may be served. The Owner Trustee initially designates Wilmington Trust Company, New York, New York _______ as its principal corporate trust office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Registrar or any such office or agency.

          SECTION 9 APPOINTMENT OF PAYING AGENT. The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be Wilmington Trust Company, and any co-paying agent chosen by the Owner Trustee. Wilmington Trust Company shall be permitted to resign as Paying Agent upon thirty (30) days' written notice to the Owner Trustee. In the event that Wilmington Trust Company shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.1, 7.3, 7.4 and 8.1 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

          SECTION 10 OWNERSHIP BY DEPOSITOR OF CERTIFICATES . The Depositor shall, on the Closing Date, acquire, and shall thereafter retain, beneficial and record ownership of, (i) Certificates representing at least 2% of the Certificate Balance. The Depositor shall also be entitled to receive amounts released from the Reserve Account and the Yield Supplement Account and any amounts not needed on any Payment Date to make payments on the Notes or the Certificates or to make deposits to the Reserve Account pursuant to Section 4.6 of the Sale and Servicing

Agreement. The Depositor may not Transfer any such rights unless it shall have received an Opinion of Counsel that such Transfer shall not cause the Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal tax purposes or for purposes of the tax law of any Applicable Tax State. Any attempted Transfer of any Certificate that would reduce such interest of the Depositor below 2% of the Certificate Balance shall be null and void. The Owner Trustee shall cause any Certificate issued to the Depositor to contain a legend to the following effect: "THIS CERTIFICATE IS NOT TRANSFERABLE AND ANY ATTEMPTED TRANSFER OF THIS CERTIFICATE SHALL BE NULL AND VOID".

                                      ARTICLE IV

                               ACTIONS BY OWNER TRUSTEE

          SECTION 1 PRIOR NOTICE TO CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS. With respect to the following matters, the Owner Trustee shall not take action unless, (i) at least thirty (30) days before the taking of such action, the Owner Trustee shall have notified the Certificateholders and the Rating Agencies in writing of the proposed action and (ii) Certificateholders holding not less than a majority of the aggregate Certificate Balance shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

          (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought by the Servicer in connection with the collection of the Receivables) and the settlement of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection by the Servicer of the Receivables);

          (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

          (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

          (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders;

          (e) the amendment, change or modification of the Sale and Servicing Agreement or the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders; or

          (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent for the Notes or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent for the Notes or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

          SECTION 2 ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS. The Owner Trustee may not, except upon the occurrence of an Event of Servicing Termination subsequent to the payment in full of the Notes and in accordance with the written direction of Certificateholders holding not less than a majority of the aggregate Certificate Balance, to (a) remove the Servicer under the Sale and Servicing Agreement pursuant to Article VIII thereof, (b) appoint a successor Servicer pursuant to Article VIII of the Sale and Servicing Agreement, (c) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof, (d) appoint a successor Administrator pursuant to
Section 8 of the Administration Agreement or (e), sell the Receivables after the termination of the Indenture, except as expressly provided in the Basic Documents.

          SECTION 3 ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO BANKRUPTCY. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust unless the Notes have been paid in full and each Certificateholder approves of such commencement in advance and delivers to the Owner Trustee a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

          SECTION 4 RESTRICTIONS ON CERTIFICATEHOLDERS' POWER. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

          SECTION 5 MAJORITY CONTROL. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Certificates evidencing not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.

                                      ARTICLE V

                      APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

          SECTION 1  ESTABLISHMENT OF CERTIFICATE DISTRIBUTION ACCOUNT.
Pursuant to Section 4.1(c) of the Sale and Servicing Agreement, there has been established and there shall be maintained a segregated trust account in the name of the Owner Trustee at a Qualified Institution or Qualified Trust Institution (which shall initially be _______), which shall be designated as the "CERTIFICATE DISTRIBUTION ACCOUNT." The Certificate Distribution Account shall be held in trust in the name of the Owner Trustee for the benefit of the Certificateholders. Except as expressly provided in Section 3.9, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee. All monies deposited from time to time in the Certificate Distribution Account pursuant to the Sale and Servicing Agreement shall be applied as provided in this Agreement and the Sale and Servicing Agreement. In the event that the Certificate Distribution Account is no longer to be maintained at the corporate trust department of _______, the Servicer shall, with the Owner Trustee's assistance as necessary, cause the Certificate Distribution Account to be moved to a Qualified Institution or a Qualified Trust Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent).

          SECTION 2  APPLICATION OF TRUST FUNDS.

          (a) On each Payment Date, the Owner Trustee (if other than the Paying Agent) shall, based on the information contained in the Servicer's Certificate delivered on the relevant Determination Date pursuant to Section 3.9 of the Sale and Servicing Agreement, transfer the amount deposited in the Certificate Distribution Account pursuant to Section 4.6(c) of the Sale and Servicing Agreement on such Payment Date to the Paying Agent, or the Paying Agent, based upon such information, shall withdraw from the Certificate Distribution Account, for distribution to the Certificateholders on a PRO RATA basis, to the extent of funds available, in the following order of priority:

               (i) first, an amount equal to the Accrued Certificate Interest;
          and

               (ii) second, an amount equal to the Certificateholders' Regular Principal.

          (b) Amounts, if any, distributed to the Depositor pursuant to Sections 4.1(a), 4.6(c)(vii) and 4.6(c)(ix) of the Sale and Servicing Agreement shall be deemed to be distributions on the Certificates.

          (c) On each Payment Date, the Owner Trustee shall, or shall cause the Paying Agent to, send to each Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 4.9 of the Sale and Servicing Agreement with respect to such Payment Date.

          (d) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.2. The Owner Trustee and each Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any such withholding tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder ), the Owner Trustee may, in its sole discretion, withhold such amounts in accordance with this paragraph (d). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

          SECTION 3 METHOD OF PAYMENT. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (i) such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five (5) Business Days prior to such Payment Date, or (ii) such Certificateholder is the Depositor or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, the final distribution in respect of any Certificate (whether on the Certificateholders' Final Scheduled Payment Date or otherwise) will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Owner Trustee pursuant to Section 3.8.

          SECTION 4  NO SEGREGATION OF MONIES; NO INTEREST.  Subject to Sections
5.1 and 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, the Indenture or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

          SECTION 5 ACCOUNTING AND REPORTS TO THE NOTEHOLDERS, CERTIFICATEHOLDERS, THE INTERNAL REVENUE SERVICE AND OTHERS. The Owner Trustee shall, based on information provided by the Depositor, (a) maintain (or cause to be maintained) the books of the Trust on the basis of a fiscal year ending December 31 and based on the accrual method of accounting, (b) deliver to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Certificateholder to prepare its Federal and state income tax returns, (c) file such tax returns relating to the Trust (including a partnership information return, IRS Form 1065), and make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for Federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with
Section 5.2(d) with respect to income or distributions to Certificateholders. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee shall not make the election provided under
Section 754 of the Code.

          SECTION 6 SIGNATURE ON RETURNS; TAX MATTERS PARTNER. (a) The Depositor, as general partner for income tax purposes, shall sign, on behalf of the Trust, the tax returns of the Trust.

          (b) The Depositor shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

                                      ARTICLE VI

                        AUTHORITY AND DUTIES OF OWNER TRUSTEE

          SECTION 1 GENERAL AUTHORITY. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee's execution thereof and the Depositor's execution of this Agreement, and to direct the Indenture Trustee to authenticate and deliver Notes in the aggregate principal amount of $_______. In addition to the foregoing, the Owner Trustee is authorized to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action on behalf of the Trust as is permitted by the Basic Documents and which the Servicer or the Administrator recommends with respect to the Basic Documents, except to the extent that this Agreement expressly requires the consent of Certificateholders for such action.

          SECTION 2 GENERAL DUTIES. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders , subject to the lien of the Indenture and in accordance with the provisions of this Agreement and the other Basic Documents. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator is required in the Administration Agreement to perform any act or to discharge such duty of the Owner Trustee or the Trust hereunder or under any other Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

          SECTION 3 ACTION UPON INSTRUCTION. (a) Subject to Article IV, and in accordance with the terms of the Basic Documents, the Certificateholders may, by written instruction, direct the Owner Trustee in the management of the Trust.


          (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reason-ably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

          (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any other Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

          (d) In the event the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders and shall have no liability to any Person for such action or inaction.

          SECTION 4 NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT OR IN INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any lien (other than the lien of the Indenture) on any part of the Owner Trust Estate that results from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

          SECTION 5 NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents to which the Trust or the Owner Trust is a party and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

          SECTION 6  RESTRICTIONS.  The Owner Trustee shall not take any action
(a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Owner Trustee, would (i) affect the treatment of the Notes as indebtedness for Federal income or Delaware or California income or franchise tax purposes, (ii) be deemed to cause a taxable exchange of the Notes for Federal income or Delaware or California income or franchise tax purposes or (iii) cause the Trust or any portion thereof to be taxable as an association or publicly traded partnership taxable as a corporation for Federal income or Delaware or California income or franchise tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.6.

                                     ARTICLE VII

                             REGARDING THE OWNER TRUSTEE

          SECTION 1 ACCEPTANCE OF TRUSTS AND DUTIES. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of this Agreement to which the Trust or Owner Trustee is a party and the other Basic Documents. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

          (a) the Owner Trustee shall not be liable for any error of judgment made by a responsible officer of the Owner Trustee;

          (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of any Certificateholder , the Indenture Trustee, the Depositor, the Administrator or the Servicer;

          (c) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or the Certificates.

          (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the other Basic Documents, other than the certificate of authentication on the Certificates , and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder , other than as expressly provided for herein and in the other Basic Documents;

          (f) the Owner Trustee shall not be liable for the default or misconduct of the Servicer, the Administrator, the Depositor or the Indenture Trustee under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Servicer under the Sale and Servicing Agreement or the Indenture Trustee under the Indenture; and

          (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the Certificateholders , unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its willful misconduct, bad faith or negligence in the performance of any such act.

          SECTION 2 FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

          SECTION 3 REPRESENTATIONS AND WARRANTIES. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

          (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

          (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

          (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

          SECTION 4 RELIANCE; ADVICE OF COUNSEL. (a) The Owner Trustee may rely upon, shall be protected in relying upon, and shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other Basic Document.

          SECTION 5 NOT ACTING IN INDIVIDUAL CAPACITY. Except as provided in this Article VII, in accepting the trusts hereby created, Wilmington Trust Company acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

          SECTION 6 OWNER TRUSTEE NOT LIABLE FOR CERTIFICATESOR RECEIVABLES. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any other Basic Document or of the Certificates(other than the signature and countersignature of the Owner Trustee on the Certificates) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document, or the accuracy of any such warranty or representation or any action of the Indenture Trustee, the Administrator or the Servicer or any subservicer taken in the name of the Owner Trustee.

          SECTION 7 OWNER TRUSTEE MAY OWN CERTIFICATES AND NOTES. The Owner Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Servicer, the Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

          SECTION 8 PENNSYLVANIA MOTOR VEHICLE SALES FINANCE ACT LICENSES. The Owner Trustee, in its individual capacity, shall use its best efforts to maintain, and the Owner Trustee, as Owner Trustee, shall cause the Trust to use its best efforts to maintain, the effectiveness of all licenses required under the Pennsylvania Motor Vehicle Sales Finance Act in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof. The Depositor shall be responsible for the payment of all fees and expenses of the Trust, the Owner Trustee, and the Indenture Trustee paid by any of them in connection with any of their obligations under the Basic Documents to obtain or maintain any required license under the Pennsylvania Motor Vehicle Sales Finance Act.

                                     ARTICLE VIII

                            COMPENSATION OF OWNER TRUSTEE

          SECTION 1 OWNER TRUSTEE'S FEES AND EXPENSES. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to and reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

          SECTION 2 INDEMNIFICATION. The Depositor shall be liable as prime obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "INDEMNIFIED PARTIES") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "EXPENSES") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder; PROVIDED that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of
Section 7.1. The Depositor will in no event be entitled to make any claim upon the Trust Property for the payment or reimbursement of any Expenses. The indemnities contained in this Section 8.2 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 8.2, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

          SECTION 3 PAYMENTS TO THE OWNER TRUSTEE. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                      ARTICLE IX

                                     TERMINATION

          SECTION 1 TERMINATION OF TRUST AGREEMENT. (a) This Agreement (other than the provisions of Article VIII) and the Trust shall terminate and be of no further force or effect, (i) upon the payment to the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the terms of the Indenture, the Sale and Servicing Agreement and Article V or (ii) at the time provided in Section 9.2. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder, other than the Depositor as described in Section 9.2, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

          (b) Except as provided in Section 9.1(a), none of the Depositor, no Certificateholder shall be entitled to revoke or terminate the Trust.

          (c) Notice of any termination of the Trust, specifying the Payment Date upon which the Certificateholders and the Final Payment Certificateholder shall surrender their Certificates and the Final Payment Certificate, respectively, to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five (5) Business Days of receipt of notice of such termination from the Servicer, stating (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates, at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders , as applicable, amounts distributable on such Payment Date pursuant to Section 5.2. In addition, upon the presentation and surrender of the Certificate issued to the Depositor pursuant to

Section 3.10(i) pursuant to a termination in accordance with Section 9.1(a)(i), the Owner Trustee shall distribute any remaining assets of the Trust (after giving effect to any distributions made pursuant to the preceding sentence) to the Depositor, in its capacities as Depositor and as Holder of such Certificate.

          In the event that all of the Certificateholders shall not surrender their Certificates, as the case may be, for cancellation within six (6) months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates, respectively, for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders, as the case may be, concerning surrender of their Certificates as the case may be, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor.

          (d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Statute.

          SECTION 2 DISSOLUTION UPON BANKRUPTCY OF THE DEPOSITOR. In the event that an Insolvency Event shall occur with respect to the Depositor, the Receivables shall be sold and this Agreement and the Trust shall be terminated in accordance with Section 9.1 ninety (90) days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from (a) Certificateholders (other than the Depositor) representing more than 50% of the Certificate Balance (not including the Certificate Balance of the Certificates held by the Depositor), (b) the Holders (as defined in the Indenture) of Notes representing more than 50% of the principal amount of the then outstanding Notes and (c) holders of interests, if any (the existence of which interests the Administrator will have advised the Owner Trustee in writing), in the Reserve Account (other than the Depositor) having interests with a value in excess of 50% of all interests in the Reserve Account, to the effect that each such party disapproves of the liquidation of the Receivables and termination of the Trust and in connection therewith the Indenture Trustee (i) appoints an entity to acquire an interest in the Trust and to act as substitute "general partner" for Federal income tax purposes and (ii) obtains an Opinion of Counsel that the Trust will not thereafter be classified as an association (or publicly traded partnership) taxable as a corporation for Federal income tax and Applicable Tax State purposes. Promptly after the occurrence of any Insolvency Event with respect to the Depositor, (A) the Depositor shall give the Indenture Trustee and the Owner Trustee written notice of such Insolvency Event, (B) the Owner Trustee shall, upon the receipt of such written notice from the Depositor, give prompt written notice to the Certificateholders, holders of interests, if any, in the Reserve Account and the Indenture Trustee, of the occurrence of such event and (C) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Owner Trustee or the Depositor, give prompt written notice to the Noteholders of the occurrence of such event; PROVIDED, HOWEVER, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this
Section 9.2. Upon a termination pursuant to this Section 9.2, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts, the Reserve Account, the Yield Supplement Account and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections of Receivables under the Sale and Servicing Agreement and deposited in the Collection Account and the Notes and Certificates shall be paid in accordance with Section 4.6 of the Sale and Servicing Agreement.

          SECTION 3 PREPAYMENT OF THE CERTIFICATES. (a) The Certificates shall be prepaid in whole, but not in part, at the direction of the Servicer pursuant to Section 9.1(a) of the Sale and Servicing Agreement, on any Payment Date on which the Servicer exercises its option to purchase the assets of the Trust pursuant to said Section 9.1(a), and the amount paid by the Servicer shall be treated as collections of Receivables and applied to pay the unpaid principal amount of the Notes and the Certificates plus accrued and unpaid interest thereon. The Servicer shall furnish the Rating Agencies, and the Certificateholders notice of such prepayment. If the Certificates are to be prepaid pursuant to this Section 9.3(a), the Servicer shall furnish notice of such election to the Owner Trustee not later than twenty (20) days prior to the Prepayment Date and the Trust shall deposit by 10:00 A.M. (New York City time) on the Prepayment Date in the Certificate Distribution Account the Prepayment Price of the Certificate to be prepaid, whereupon all such Certificates shall be due and payable on the Prepayment Date.

          (b) In addition, following payment in full of the Notes, the Holders of 100% of the Certificate Balance may agree to liquidate the Trust and prepay the Certificates.

          (c) Notice of prepayment under Section 9.3(a) shall be given by the Owner Trustee by first-class mail, postage prepaid, or by facsimile mailed or transmitted immediately following receipt of notice from the Trust or Servicer pursuant to Section 9.3(a), but not later than ten (10) days prior to the applicable Prepayment Date, to each Holder of Certificate as of the close of business on the Record Date preceding the applicable Prepayment Date, at such Holder's address or facsimile number appearing in the Certificate Register.

          All notices of prepayment shall state:

               (i)   the Prepayment Date;

               (ii)  the Prepayment Price; and

               (iii) the place where such Certificates are to be surrendered for payment of the Prepayment Price (which shall be the office or agency of the Owner Trustee to be maintained as provided in Section 3.8).

Notice of prepayment of the Certificates shall be given by the Owner Trustee in the name and at the expense of the Trust. Failure to give notice of prepayment, or any defect therein, to any Holder of any Certificate shall not impair or affect the validity of the prepayment of any other Certificate.


          (c) The Certificates to be prepaid shall, following notice of prepayment as required by Section 9.3(b), on the Prepayment Date be paid by the Trust at the Prepayment Price and (unless the Trust shall default in the payment of the Prepayment Price) no interest shall accrue on the Prepayment Price for any period after the date to which accrued interest is calculated for purposes of calculating the Prepayment Price. Following payment in full of the Prepayment Price, this Agreement and the Trust shall terminate.

                                      ARTICLE X

                SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

          SECTION 1 ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE. The Owner Trustee shall at all times (i) be a corporation satisfying the provisions of
Section 3807(a) of the Business Trust Statute; (ii) be authorized to exercise corporate trust powers; (iii) have a combined capital and surplus of at least $50,000,000 and shall be subject to supervision or examination by Federal or state authorities; and (iv) shall have (or shall have a parent that has) a long-term debt rating of investment grade by each of the Rating Agencies or be otherwise acceptable to the Rating Agencies. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.1, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 10.1, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

          SECTION 2 RESIGNATION OR REMOVAL OF OWNER TRUSTEE. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

          If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

          Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 10.2 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to the Certificateholders,, the Indenture Trustee, the Noteholders and each of the Rating Agencies.

          SECTION 3 SUCCESSOR OWNER TRUSTEE. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement, and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

          No successor Owner Trustee shall accept appointment as provided in this Section 10.3 unless, at the time of such acceptance, such successor Owner Trustee shall be eligible pursuant to Section 10.1.

          Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.3, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, , the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within ten (10) days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

          SECTION 4 MERGER OR CONSOLIDATION OF OWNER TRUSTEE. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder; PROVIDED that such corporation shall be eligible pursuant to Section 10.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED FURTHER, HOWEVER, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

          SECTION 5 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Agreement, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall at any time have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this
Section 10.5, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

          Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

          (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

          (iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

          Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                      ARTICLE XI

                                    MISCELLANEOUS

          SECTION 1 SUPPLEMENTS AND AMENDMENTS. (a) This Agreement may be amended by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders, the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement inconsistent with any other provision of this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel satisfactory to the Owner Trustee and the Indenture Trustee adversely affect in any material respect the interests of any Noteholder or Certificateholder and PROVIDED FURTHER that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment (A) will not materially adversely affect the Federal or any Applicable Tax State income or franchise taxation of any outstanding Note or Certificate, the Final Payment Certificate, or any Holder thereof and (B) will not cause the Trust to be taxable as a corporation for Federal or any Applicable Tax State income or franchise tax purposes.

          (b) This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders (as defined in the Indenture) of Notes evidencing not less than a majority of the principal amount of the then outstanding Notes and the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders, the Certificateholders, or (ii) reduce the aforesaid percentage of the principal amount of the then outstanding Notes and the Certificate Balance required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates affected thereby; and PROVIDED FURTHER that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment (A) will not materially adversely affect the Federal or any Applicable Tax State income or franchise taxation of any outstanding Note or Certificate, , or any Holder thereof and (B) will not cause the Trust to be taxable as a corporation for Federal or any Applicable Tax State income or franchise tax purposes.

          (c) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

          (d) It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section 11.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

          (e) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

          (f) Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

          (g) In connection with the execution of any amendment to this Trust Agreement or any amendment to any other agreement to which the Issuer is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Issuer or the Owner Trustee, as the case may be, have been satisfied.

          SECTION 2 NO LEGAL TITLE TO OWNER TRUST ESTATE IN CERTIFICATEHOLDERS. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholders to and in their beneficial interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

          SECTION 3 LIMITATION ON RIGHTS OF OTHERS. Except for Section 2.7, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Administrator, the Certificateholders the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.7), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          SECTION 4 NOTICES. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to MMCA Auto Receivables, Inc. at the address of its principal executive office first above written; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

          (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

          SECTION 5 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 6 SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 7 SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

          SECTION 8 COVENANTS OF THE DEPOSITOR. In the event that (a) the Certificate Balance shall be reduced by Realized Losses and (b) any litigation with claims in excess of $1,000,000 to which the Depositor is a party which shall be reasonably likely to result in a material judgment against the Depositor that the Depositor will not be able to satisfy shall be commenced by a Certificateholder, during the period beginning nine (9) months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Depositor, such judgment has been satisfied), the Depositor shall not pay any dividend to MMCA, or make any distribution on or in respect of its capital stock to MMCA, or repay the principal amount of any indebtedness of the Depositor held by MMCA, unless (i) after giving effect to such payment, distribution or repayment, the Depositor's liquid assets shall not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agency Condition shall have been satisfied with respect to any such payment, distribution or repayment. The Depositor will not at any time institute against the Trust any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Basic Documents.

          SECTION 9 NO PETITION. The Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Agreement, each

Certificateholder, by accepting a Certificate,, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Basic Documents.

          SECTION 10 NO RECOURSE. Each Certificateholder, by accepting a Certificate, acknowledges that such Certificateholder's Certificates, as the case may be, represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates, or the other Basic Documents.

          SECTION 11 HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 12 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 13 MAINTENANCE OF NET WORTH. The Depositor shall maintain a net worth, exclusive of its interest in the Trust (or any similar entity), at
least equal to $[          ].

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                        MMCA AUTO RECEIVABLES, INC.,
                                        as Depositor


                                          By:_______________________
                                               Name:
                                               Title:



                                        WILMINGTON TRUST COMPANY,
                                        not in its individual capacity
                                        but solely as Owner Trustee


                                          By:______________________
                                               Name:
                                               Title:

                                                                       EXHIBIT A
                                                                       ---------


                                [FORM OF CERTIFICATE]


NUMBER                                                                $_________
R-_____                                                                CUSIP NO.

                                                            THIS CERTIFICATE MAY
                                                            NOT BE TRANSFERRED
                                                            BY A STOCK POWER BUT
                                                            ONLY AS SET FORTH
                                                            BELOW.

                         SEE REVERSE FOR CERTAIN DEFINITIONS



          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES FOR THE BENEFIT OF THE TRUST AND THE DEPOSITOR THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN A DENOMINATION OF AT LEAST $1,000,000, ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, SUBJECT TO (A) THE RECEIPT BY THE TRUST AND THE CERTIFICATE REGISTRAR OF A CERTIFICATE SUBSTANTIALLY IN THE FORM ATTACHED AS EXHIBIT E TO THE TRUST AGREEMENT RE-

FERRED TO BELOW AND (B) THE RECEIPT BY THE TRUST AND THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM ATTACHED AS EXHIBIT F TO THE TRUST AGREEMENT, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), SUBJECT TO THE RECEIPT BY THE TRUST AND THE CERTIFICATE REGISTRAR OF SUCH EVIDENCE ACCEPTABLE TO THE TRUST THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE TRUST AGREEMENT AND THE SECURITIES ACT AND OTHER APPLICABLE LAWS, (3) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUST AND THE CERTIFICATE REGISTRAR OF A LETTER SUBSTANTIALLY IN THE FORM ATTACHED AS EXHIBIT G TO THE TRUST AGREEMENT OR (B) THE RECEIPT BY THE TRUST AND THE CERTIFICATE REGISTRAR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUST THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE TRUST AGREEMENT AND THE SECURITIES ACT AND OTHER APPLICABLE LAWS, OR (4) TO THE DEPOSITOR OR ITS AFFILIATES, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES. IN ADDITION, EXCEPT IN THE CASE OF TRANSFERS TO EXISTING CERTIFICATEHOLDERS, THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY WITH THE EXPRESS WRITTEN CONSENT OF THE DEPOSITOR (WHICH CONSENT MAY BE WITHHELD FOR ANY REASON OR FOR NO REASON).

          THE PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE TRUST AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                             MMCA AUTO OWNER TRUST 1997-1

                            ____% ASSET BACKED CERTIFICATE

evidencing a beneficial interest in the property of the Trust, as defined below, which property includes a pool of retail installment sales contracts secured by new and used automobiles and light- or medium-duty trucks sold to MMCA Auto Receivables, Inc. by Mitsubishi Motors Credit of America, Inc. and sold by MMCA Auto Receivables, Inc. to the Trust. The property of the Trust (other than the Certificate Distribution Account and the proceeds thereof) has been pledged to the Indenture Trustee pursuant to the Indenture to secure the payment of the Notes issued thereunder.

(This Certificate does not represent an interest in or obligation of Mitsubishi Motors Credit of America, Inc., MMCA Auto Receivables, Inc. or any of their respective affiliates, except to the extent described below.)

          THIS CERTIFIES THAT ___________________________
is the registered owner of ___________ DOLLARS nonassessable, fully-paid, beneficial interest in Certificates of MMCA Auto Owner Trust 1997-1 (the "TRUST") formed by MMCA Auto Receivables, Inc., a Delaware corporation (the "DEPOSITOR"). The Certificates have an aggregate Initial Certificate Balance of $_______.


                                        Dated:

                                        WILMINGTON TRUST COMPANY
                                        as Owner Trustee

                                        By:______________________
                                           Authorized Officer

                    OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Trust Agreement.

                                        Dated:________________


                                        WILMINGTON TRUST COMPANY
                                        As Authenticating Agent

                                        By:_______________________
                                           Authorized Officer

          The Trust was created pursuant to an Amended and Restated Trust Agreement, dated as of October 1, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, the "TRUST AGREEMENT"), by and among the Depositor and Wilmington Trust Company, as owner trustee (the "OWNER TRUSTEE"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement, dated as of October 1, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, the "SALE AND SERVICING AGREEMENT"), by and among the Trust, the Depositor, as seller (in such capacity, the "SELLER"), and Mitsubishi Motors Credit of America, Inc., as servicer (the "SERVICER"), as applicable or, to the extent not defined therein, in the Indenture, dated as of October 1, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, the "INDENTURE"), between the Trust and Bank of Tokyo - Mitsubishi Trust Company, a New York banking corporation, as indenture trustee (in such capacity, the "INDENTURE TRUSTEE".

          This Certificate is one of the duly authorized Certificates designated as "____% Asset Backed Certificates" (herein called the "CERTIFICATES"). The Notes designated as ____% Asset Backed Notes (the "NOTES") are issued under the Indenture. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes (i) a pool of retail installment sales contracts for new and used automobiles and light- or medium-duty trucks and certain rights and obligations thereunder (the "RECEIVABLES"), (ii) with respect to Actuarial Receivables, monies due thereunder on or after the Cutoff Date (including Payaheads) and, with respect to Simple Interest Receivables, monies due or received thereunder on or after the Cutoff Date; (iii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Trust in the Financed Vehicles; (iv) rights to receive proceeds with respect to the Receivables from claims on any physical damage, theft, credit life or disability insurance policies covering the Financed Vehicles or Obligors; (v) rights to receive proceeds with respect to the Receivables from recourse to Dealers thereon pursuant to the Dealer Agreements; (vi) all of the Seller's rights to the Receivable Files; (vii) the Trust Accounts, the Certificate Distribution Account, the Reserve Account and the Yield Supplement Account and all amounts, securities, investments and other property deposited in or credited to any of the foregoing and all proceeds thereof; (viii) the Issuer's and the Seller's rights under the Sale and Servicing Agreement; (ix) all of the Seller's rights under the Yield Supplement Agreement and the Purchase Agreement, including the right of the Seller to cause MMCA to repurchase Receivables from the Seller; (x) payments and proceeds with respect to the Receivables held by the Servicer; (xi) all property (including the right to receive Liquidation Proceeds) securing a Receivable (other than a Receivable repurchased by the Servicer or purchased by the Seller); (xii) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cutoff Date; and (xiii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing. THE RIGHTS OF THE OWNER TRUSTEE IN THE FOREGOING PROPERTY OF THE TRUST (OTHER THAN THE CERTIFICATE DISTRIBUTION ACCOUNT AND THE PROCEEDS THEREOF) HAVE BEEN PLEDGED TO THE INDENTURE TRUSTEE TO SECURE THE PAYMENT OF THE NOTES.

          Under the Trust Agreement, there will be distributed on the fifteenth day of each month or, if such fifteenth day is not a Business Day, the next Business Day (each, a "PAYMENT DATE"), commencing November 17, 1997, to the Person in whose name this Certificate is registered at the close of business on the fourteenth day of such calendar month (the "RECORD DATE") such Certificateholder's percentage interest in the amount to be distributed to Certificateholders on such Payment Date; PROVIDED, HOWEVER, that principal will be distributed to the Certificateholders on each Payment Date on and after the date on which the Notes have been paid in full (to the extent of funds remaining after the Notes have been paid in full). Notwithstanding the foregoing, following the occurrence and during the continuation of an event of default under the Indenture which has resulted in an acceleration of the Notes or following certain events of insolvency with respect to the Depositor, no distributions of principal or interest will be made on the Certificates until all the Notes have been paid in full.

          THE HOLDER OF THIS CERTIFICATE ACKNOWLEDGES AND AGREES THAT ITS RIGHTS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THIS CERTIFICATE ARE SUBORDINATED TO THE RIGHTS OF THE NOTEHOLDERS AS DESCRIBED IN THE SALE AND SERVICING AGREEMENT, THE INDENTURE AND THE TRUST AGREEMENT.

          It is the intent of the Depositor, the Servicer, the Certificateholders that, for purposes of Federal income, state and local income tax and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Depositor) will be treated as partners in that partnership. The Depositor and the other Certificateholders by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as partnership interests in the Trust.

          Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Certificates, , the Trust Agreement or any of the other Basic Documents.

          Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee or the Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Owner Trustee in The Borough of Manhattan, The City of New York.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

          This Certificate shall be construed in accordance with the laws of the State of Delaware, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          In WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

                                        MMCA AUTO OWNER TRUST 1997-1

                                        By: WILMINGTON TRUST COMPANY,  not in
                                        its individual capacity but solely as
                                        Owner Trustee



                                        By: ____________________________________
                                                  Authorized Officer

                               [REVERSE OF CERTIFICATE]


          The Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Administrator, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. The Trust will furnish, upon the request of any holder of a Certificate, such information as is specified in paragraph (d)(4) of Rule 144A of the Securities Act of 1933, as amended with respect to the Trust. A registration statement, which includes the Trust Agreement as an exhibit thereto, has been filed with the Securities and Exchange Commission with respect to the Notes of the Trust issued concurrently with this Certificate.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the Holders of the Notes and the Holders of the Certificates each voting as a class evidencing not less than a majority of the principal amount of the then outstanding Notes and the Certificate Balance, respectively. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          This Certificate may be Transferred only under the circumstances described in Section 3.4 of the Trust Agreement, which, among other things, requires that each prospective transferee represent in writing in the form provided as an exhibit to the Trust Agreement that it will not acquire or Transfer the Certificates through an established securities market, is not and will not become, except in certain circumstances, a partnership, Subchapter S corporation or grantor trust for U.S. Federal income tax purposes, and will not acquire the Certificates for or on behalf of an employee benefit plan, except in certain limited circumstances. Any attempted Transfer in contravention of the restrictions and conditions of Section 3.4 of the Trust Agreement shall be null and void. As provided in the Trust Agreement, the Transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of Transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in The Borough of Manhattan, The City of New York, ACCOMPANIED BY THE WRITTEN REPRESENTATIONS REQUIRED BY THE TRUST AGREEMENT AND, IF THE DEPOSITOR HAS CONSENTED TO SUCH TRANSFER, a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is Wilmington Trust Company.

          Except for Certificates issued to the Depositor, the Certificates are issuable only as registered Certificates without coupons in denominations of $1,000,000 and in integral multiples of $1,000 in excess thereof. Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of Transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the Indenture, the Trust Agreement and the Sale and Servicing Agreement and any remaining assets of the Trust shall be distributed to the Depositor, in its capacities as Depositor and the Certificate issued to it pursuant to Section 3.10(i) of the Trust Agreement. The Servicer of the Receivables may at its option purchase the assets of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Notes, the Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 10% of the Initial Pool Balance.

                                      ASSIGNMENT


          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



--------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)



--------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



-----------------------------------------------------------
                                                            Attorney to transfer
said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:


                                        ______________________________________*/
                                             Signature Guaranteed:

                                        ______________________________________*/

_________________________

*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT B
                                                                       ---------

                    [FORM OF CERTIFICATE ISSUED TO THE DEPOSITOR]


NUMBER                                                                $_________
R-_


                         SEE REVERSE FOR CERTAIN DEFINITIONS



          THIS CERTIFICATE IS NOT TRANSFERABLE AND ANY ATTEMPTED TRANSFER OF THIS CERTIFICATE SHALL BE NULL AND VOID.

          THE PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE TRUST AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                             MMCA AUTO OWNER TRUST 1997-1

                            ____% ASSET BACKED CERTIFICATE

evidencing a beneficial interest in the property of the Trust, as defined below, which property includes a pool of retail installment sales contracts secured by new and used automobiles and light- or medium-duty trucks sold to MMCA Auto Receivables, Inc. by Mitsubishi Motors Credit of America, Inc. and sold by MMCA Auto Receivables, Inc. to the Trust. The property of the Trust (other than the Certificate Distribution Account and the proceeds thereof) has been pledged to the Indenture Trustee pursuant to the Indenture to secure the payment of the Notes issued thereunder.

(This Certificate does not represent an interest in or obligation of Mitsubishi Motors Credit of America, Inc., MMCA Auto Receivables, Inc. or any of their respective affiliates, except to the extent described below.)

          THIS CERTIFIES THAT MMCA AUTO RECEIVABLES, INC. is the registered owner of a ___________ DOLLARS nonassessable, fully-paid, beneficial interest in Certificates of MMCA Auto Owner Trust 1997-1 (the "TRUST") formed by MMCA Auto Receivables, Inc., a Delaware corporation (the "DEPOSITOR"). The Certificates have an aggregate Initial Certificate Balance of $_______ and bear interest at a rate of ____% per annum (the "CERTIFICATE RATE").


                    OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned Trust Agreement.

Dated:

WILMINGTON TRUST COMPANY,               _______,
as Owner Trustee         or        as Owner Trustee

   By:___________________          By:  _______, as

Authenticating Agent
  Authorized Officer

                                      By:
                                          ______________________________
                                          Authorized Officer

          The Trust was created pursuant to an Amended and Restated Trust Agreement dated as of October 1, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, the "TRUST AGREEMENT"), by and among the Depositor and Wilmington Trust Company, as owner trustee (the "OWNER TRUSTEE"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement dated as of October 1, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, the "SALE AND SERVICING AGREEMENT"), by and among the Trust, the Depositor, as seller (in such capacity, the "SELLER"), and Mitsubishi Motors Credit of America, Inc., as servicer (the "SERVICER"), as applicable.

          This Certificate is one of the duly authorized Certificates designated as "____% Asset Backed Certificates" (herein called the "CERTIFICATES") and issued under the Indenture dated as of October 1, 1997 (as amended, supplemented or otherwise modified and in effect from time to time, the "INDENTURE"), between the Trust and Bank of Tokyo - Mitsubishi Trust Company, a New York banking corporation, as indenture trustee (the "INDENTURE TRUSTEE"), are the Notes designated as ____% Asset Backed Notes (the "NOTES"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes (i) a pool of retail installment sales contracts for new and used automobiles and light- or medium-duty trucks and certain rights and obligations thereunder (the "RECEIVABLES"), (ii) with respect to Actuarial Receivables, monies due thereunder on or after the Cutoff Date (including Payaheads) and, with respect to Simple Interest Receivables, monies due or received thereunder on or after the Cutoff Date; (iii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Trust in the Financed Vehicles; (iv) rights to receive proceeds with respect to the Receivables from claims on any physical damage, theft, credit life or disability insurance policies covering the Financed Vehicles or Obligors; (v) rights to receive proceeds with respect to the Receivables from recourse to Dealers thereon pursuant to the Dealer Agreements;
(vi) all of the Seller's rights to the Receivable Files; (vii) the Trust Accounts, the Certificate Distribution Account, the Reserve Account and the Yield Supplement Account and all amounts, securities, investments and other property deposited in or credited to any of the foregoing and all proceeds thereof; (viii) the Issuer's and the Seller's rights under the Sale and Servicing Agreement; (ix) all of the Seller's rights under the Yield Supplement Agreement and the Purchase Agreement, including the right of the Seller to cause MMCA to repurchase Receivables from the Seller; (x) payments and proceeds with respect to the Receivables held by the Servicer; (xi) all property (including the right to receive Liquidation Proceeds) securing a Receivable (other than a Receivable repurchased by the Servicer or purchased by the Seller); (xii) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cutoff Date; and (xiii) all present and future claims, demands, causes of action and causes in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing. THE RIGHTS OF THE OWNER TRUSTEE IN THE FOREGOING PROPERTY OF THE TRUST (OTHER THAN THE CERTIFICATE DISTRIBUTION ACCOUNT AND THE PROCEEDS THEREOF) HAVE BEEN PLEDGED TO THE INDENTURE TRUSTEE TO SECURE THE PAYMENT OF THE NOTES.

          Under the Trust Agreement, there will be distributed on the fifteenth day of each month or, if such fifteenth day is not a Business Day, the next Business Day (each, a "PAYMENT DATE"), commencing November 17, 1997, to the Depositor, as Holder of this Certificate, such Certificateholder's percentage interest in the amount to be distributed to Certificateholders on such Payment Date; PROVIDED, HOWEVER, that principal will be distributed to the Certificateholders on each Payment Date on (to the extent of funds remaining after the Notes have been paid in full) and after the date on which the Notes have been paid in full. Notwithstanding the foregoing, following the occurrence and during the continuation of an event of default under the Indenture which has resulted in an acceleration of the Notes or following certain events of insolvency with respect to the Depositor, no distributions of principal or interest will be made on the Certificates until all the Notes have been paid in full.

          THE HOLDER OF THIS CERTIFICATE ACKNOWLEDGES AND AGREES THAT ITS RIGHTS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THIS CERTIFICATE ARE SUBORDINATED TO THE RIGHTS OF THE NOTEHOLDERS AS DESCRIBED IN THE SALE AND SERVICING AGREEMENT AND THE INDENTURE.

          It is the intent of the Depositor, the Servicer, the Certificateholders that, for purposes of Federal income, state and local income tax and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Depositor) will be treated as partners in that partnership. The Depositor and the other Certificateholders by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as partnership interests in the Trust.

          Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Certificates,the Trust Agreement or any of the other Basic Documents.

          Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee or the Paying Agent by wire transfer or check mailed to the Depositor as the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Owner Trustee in The Borough of Manhattan, The City of New York.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

          This Certificate shall be construed in accordance with the laws of the State of Delaware and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.


          In WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

                                        MMCA AUTO OWNER TRUST 1997-1

                                        By: WILMINGTON TRUST COMPANY,  not
                                            in its individual capacity
                                             but solely as Owner Trustee

                                            By:__________________________
                                               Authorized Officer

                   [REVERSE OF CERTIFICATE ISSUED TO THE DEPOSITOR]


          The Certificates do not represent an obligation of, or an interest in, the Depositor, the Servicer, the Administrator, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. The Trust will furnish, upon the request of any Holder of a Certificate, such information as is specified in paragraph (d)(4) of Rule 144A of the Securities Act of 1933, as amended with respect to the Trust. A registration statement, which includes the Trust Agreement as an exhibit thereto, has been filed with the Securities and Exchange Commission with respect to the Notes of the Trust issued concurrently with this Certificate.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Owner Trustee with the consent of the Holders of the Notes and the Holders of the Certificates each voting as a class evidencing not less than a majority of the principal amount of the then outstanding Notes and the Certificate Balance, respectively. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on the Holder of any Certificate issued in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Trust Agreement, the Transfer of this Certificate is prohibited.

          The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the Indenture, the Trust Agreement and the Sale and Servicing Agreement and any remaining assets of the Trust shall be distributed to the Depositor, in its capacities as Depositor and as Holder of this Certificate.
The Servicer of the Receivables may at its option purchase the Owner Trust Estate at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the Pool Balance is less than or equal to 10% of the Initial Pool Balance.

                                                                       EXHIBIT D
                                                                       ---------

                            [FORM OF CERTIFICATE OF TRUST]


                               CERTIFICATE OF TRUST OF
                             MMCA AUTO OWNER TRUST 1997-1
                             ----------------------------


          This Certificate of Trust of MMCA AUTO OWNER TRUST 1997-1 (the "TRUST"), dated as of _______, 1997, is being duly executed and filed by _______, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 DEL. CODE, Section 3801 ET SEQ.).

          1. NAME. The name of the business trust formed hereby is MMCA AUTO OWNER TRUST 1997-1.

          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, 1100 Market Street, Delaware _____.

          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                        _______,
                                        not in its individual capacity but
                                        solely as owner trustee under a Trust
                                        Agreement dated as of _______, 1997

                                        By:_____________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT E
                                                                       ---------

                      [FORM OF RULE 144A TRANSFEROR CERTIFICATE]

                                                                           Date]

Wilmington Trust Company
  as Owner Trustee
1100 North Market Street
Wilmington, Delaware  19890

Wilmington Trust Company
  as Certificate Registrar
1100 North Market Street
Wilmington, Delaware  19890

Ladies and Gentlemen:

          This is to notify you as to the transfer of $    [*]    in
denomination of____% Asset Backed Certificates (the "Certificates") of MMCA Auto Owner Trust 1997-1 (the "Issuer").

          The undersigned is the holder of the Certificates and with this notice hereby deposits with the Owner Trustee $ [*] in denomination of Certificates and requests that Certificates in the same aggregate denomination be issued,
executed and authenticated and registered to the purchaser on        , 199 , as
specified in the Amended and Restated Trust Agreement dated as of _______, 1997 relating to the Certificates, as follows:

          Name:               Denominations:   [*]
          Address:
          Taxpayer I.D. No:


          The undersigned represents and warrants that the undersigned (i) reasonably believes the purchaser is a "qualified institutional buyer," as defined in Rule 144A under the Securities Act of 1933 (the "Act"), (ii) such purchaser has acquired the Certificates in a transaction effected in accordance with the exemption from the registration requirements of the Act provided by Rule 144A and, (iii) if the purchaser has purchased the Certificates for one or more

__________________

[* minimum of $1,000,000]
accounts for which it is acting as fiduciary or agent, (A) each such account is a qualified institutional buyer and (B) the purchaser is acquiring Certificates for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to at least $1,000,000 for each such account.



                                        Very truly yours,

                                        [NAME OF HOLDER
                                        OF CERTIFICATES]



                                        By:_________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT F
                                                                       ---------

                            [FORM OF INVESTMENT LETTER --
                            QUALIFIED INSTITUTIONAL BUYER]

                                                                          [Date]

MMCA Auto Owner Trust 1997-1
  as Issuer
Wilmington Trust Company
  as Owner Trustee
1100 North Market Street
Wilmington, Delaware  19890

Wilmington Trust Company
  as Certificate Registrar
1100 North Market Street
Wilmington, Delaware  19890

Ladies and Gentlemen:

     In connection with our proposed purchase of the ____% Asset Backed Certificates (the "Certificates") of MMCA Auto Owner Trust 1997-1 (the "Issuer"), a trust formed by MMCA Auto Receivables, Inc. (the "Depositor" or "Seller"), we confirm that:

          1. We agree to be bound by the restrictions and conditions set forth in the Amended and Restated Trust Agreement dated as of October 1, 1997 (the "Trust Agreement") relating to the Certificates and the undersigned agrees to be bound by, and not to resell, transfer, assign, participate, pledge, or otherwise dispose of (any such act, a "Transfer") the Certificates except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We have neither acquired nor will we Transfer any Certificate we purchase (or any interest therein) or cause any such Certificates (or any interest therein) to be marketed on or through an "established securities market" within the meaning of section 7704(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

          3. We either (a) are not, and will not become, a partnership, Subchapter S corporation, or grantor trust for U.S. Federal income tax purposes or (b) are such an entity, but none of the direct or indirect beneficial owners of any of the interests in us have allowed or caused, or will allow or cause, 80% or more (or such other percentage as the Seller may establish prior to the time of such proposed Transfer) of the value of such interests to be attributable to our ownership of Certificates.

          4. We understand that no subsequent Transfer of the Certificates is permitted unless (i) such Transfer is of a Certificate with a denomination of at least $1,000,000 and (ii) the Depositor consents in writing (which consent may be withheld for any reason or for no reason) to the proposed Transfer; PROVIDED, HOWEVER, that no such consent shall be required where the proposed transferee is, and at the time of the Transfer will be, a holder of a Certificate.

          5. We understand that the opinion of tax counsel that the Issuer is not a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the representations in paragraphs 3, 4 and 5.

          6. We are a "qualified institutional buyer" (within the meaning of Rule 144A under the Securities Act) (a "QIB") and we are acquiring the Certificates for our own account or for the account of a QIB for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment. We acknowledge that the sale of the Certificates to us is being made in reliance on Rule 144A.

          7. We are acquiring each of the Certificates purchased by us for our own account or for a single account (which is a QIB and from which no resale, pledge, or other transfer may be made) as to which we exercise sole investment discretion.

          8. We are not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA, (B) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), (C) a governmental plan, as defined in Section 3(32) of ERISA, subject to any Federal, state or local law which is, to a material extent, similar to the provisions of
Section 406 of ERISA or Section 4975 of the Code, (D) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of

Department of Labor Regulation 29 C.F.R. Section 2510.3-101) or (E) a person investing "plan assets" of any such plan (excluding, for purposes of this clause
(E), any entity registered under the Investment Company Act of 1940, as amended).

          9. We are a person who is either (A) (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or
(iii) a person not described in (i) or (ii) whose ownership of the Certificates is effectively connected with such person's conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Depositor and the Issuer an IRS Form 4224 (and such other certifications, representations or opinions of counsel as may be requested by the Depositor or the Issuer) or (B) an estate or trust the income of which is includible in gross income for United States Federal income tax purposes, regardless of source.

          10. We understand that any purported Transfer of any Certificate (or any interest therein) in contravention of the restrictions and conditions (including any violation of the representation in paragraph 4 by an investor who continues to hold such Certificates occurring any time after the Transfer in which it acquired such Certificates) in paragraphs 1 through 10 above shall be null and void (each, a "Void Transfer"), and the purported transferee in a Void Transfer shall not be recognized by the Issuer or any other person as a Certificateholder for any purpose.

          11. We agree that if we determine to Transfer any of the Certificates we will cause our proposed transferee to provide to the Issuer and the Certificate Registrar a letter substantially in the form of this Exhibit F or Exhibit G to the Trust Agreement, as applicable.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        By:_________________________
                                          Name:
                                          Title:

Securities To Be Purchased:
$        principal balance of Certificates

                                                                       EXHIBIT G
                                                                       ---------

                            [FORM OF INVESTMENT LETTER --
                          INSTITUTIONAL ACCREDITED INVESTOR]

                                                                          [Date]

MMCA Auto Owner Trust 1997-1
  as Issuer
Wilmington Trust company
  as Owner Trustee
1100 North Market Street
Wilmington, Delaware  19890

Wilmington Trust Company
  as Certificate Registrar
1100 North Market Street
Wilmington, Delaware  19890


Ladies and Gentlemen:

     In connection with our proposed purchase of the ____% Asset Backed Certificates (the "Certificates") of MMCA Auto Owner Trust 1997-1 (the "Issuer"), a trust formed by MMCA Auto Receivables, Inc. (the "Depositor" or "Seller"), we confirm that:


          1. We agree to be bound by the restrictions and conditions set forth in the Amended and Restated Trust Agreement dated as of October 1, 1997 (the "Trust Agreement") relating to the Certificates and the undersigned agrees to be bound by, and not to resell, transfer, assign, participate, pledge, or otherwise dispose of (any such act, a "Transfer") the Certificates except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We have neither acquired nor will we Transfer any Certificate we purchase (or any interest therein) or cause any such Certificates (or any interest therein) to be marketed on or through an "established securities market" within the meaning of section 7704(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations.

          3. We either (a) are not, and will not become, a partnership, Subchapter S corporation, or grantor trust for U.S. Federal income tax purposes or (b) are such an entity, but none of the direct or indirect beneficial owners of any of the interests in us have allowed or caused, or will allow or cause, 80% or more (or such other percentage as the Depositor may establish prior to the time of such proposed Transfer) of the value of such interests to be attributable to our ownership of Certificates.

          4. We understand that no subsequent Transfer of the Certificates is permitted unless (i) such Transfer is of a Certificate with a denomination of at least $1,000,000 and (ii) the Depositor consents in writing (which consent may be withheld for any reason or for no reason) to the proposed Transfer; PROVIDED, HOWEVER, that no such consent shall be required where the proposed transferee is, and at the time of the Transfer will be, a holder of a Certificate.

          5. We understand that the opinion of tax counsel that the Issuer is not a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the representations in paragraphs 3, 4 and 5 and that in addition to being subject to having its purchase rescinded, it will be liable for damages.

          6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and we are acquiring the Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment.

          7. We are acquiring each of the Certificates purchased by us for our own account or for a single account (each of which is an institutional "accredited investor" and from which no resale, pledge or other transfer may be made) as to which we exercise sole investment discretion.

          8. We are not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to Title I of ERISA, (B) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), (C) a governmental plan, as defined in Section 3(32) of ERISA, subject to any Federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code,
(D) an entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulation 29 C.F.R. Section 2510.3-101) or (E) a person investing "plan assets" of any such plan (excluding, for purposes of this clause (E), any entity registered under the Investment Company Act of 1940, as amended).

          9. We are a person who is either (A) (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or
(iii) a person not described in (i) or (ii) whose ownership of the Certificates is effectively connected with such person's conduct of a trade or business within the United States (within the meaning of the Code) and who provides the Depositor and the Issuer an IRS Form 4224 (and such other certifications, representations or opinions of counsel as may be requested by the Depositor or the Issuer) or (B) an estate or trust the income of which is includible in gross income for United States Federal income tax purposes, regardless of source.

          10. We understand that any purported Transfer of any Certificate (or any interest therein) in contravention of the restrictions and conditions (including any violation of the representation in paragraph 4 by an investor who continues to hold such Certificates occurring any time after the Transfer in which it acquired such Certificates) in paragraphs 1 through 10 above shall be null and void (each, a "Void Transfer"), and the purported transferee in a Void Transfer shall not be recognized by the Issuer or any other person as a Certificateholder for any purpose.

          11. We agree that if we determine to Transfer any of the Certificates, we will cause our proposed transferee to provide to the Issuer and the Certificate Registrar a letter substantially in the form of this Exhibit G or Exhibit F to the Trust Agreement, as applicable.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        By:_________________________
                                          Name:
                                          Title:


Securities To Be Purchased:

$        principal balance of Certificates